SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                               CURRENT INFORMATION

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 9, 1998


                          QuikBIZ Internet Group, Inc.
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             (Exact name of registrant as specified in its charter)


           Nevada                    0-25276                   88-0320364
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(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)


5310 NW 33rd Avenue,  Suite 212, Ft. Lauderdale, FL               33309
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (954)739-7005


                      Algorhythm Technologies Corporation
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         (Former name or former address, if changed since last report.)
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2.       Acquisition or Disposition of Assets.

         On July 9, 1998, the acquisition by the Registrant of QuikLAB Multimedia Centers, Inc. ("QLab"), a Florida corporation was completed. QLab is in the business of providing internet and multimedia services and has been in business since 1991 and is located in Ft. Lauderdale, FL. QLab provides services in the development of internet and intranet sites, CD-ROM based programs, video and audio production, interactive kiosks, video and audio encoding, animation, video/audio/ CD duplication, and media package design.

         David Bawarsky, the Registrant's CEO, Secretary, director and controlling shareholder, was the owner of QLab. The stock of QLab was acquired by the Registrant in consideration of the issuing to David Bawarsky stock options to acquire 200,000 shares of the Registrant, at a price of $.002 per share. The options are for two years and the underlying shares are to be registered on Form S-8. In addition, if QLab doubles its net revenue within three years, the Registrant has agreed to issue a total of 2,800,000 stock options exercisable at $.002 per share to David Bawarsky. The options will be for a period of 3 years. Mr. Bawarsky will be the President and CEO of QLab and he and Andrew Smith, the Registrant's President, will be the directors of QLab.

         The financial statements will be filed within 60 days from the date of the filing of this report. There was no change in control of the Registrant as a result of the acquisition.

         A five year employment agreement between David Bawarsky and QLab, dated June 16, 1998, provides that Mr. Bawarsky is to receive: a salary of $175,000 per year which is to be increased by 20% per year commencing with January 1, 1999; an annual non-accountable expense account of $25,000, in addition to being entitled to reimbursement of necessary, customary and usual expenses incurred by him on behalf of QLab; a Performance Incentive Bonus, based upon net profits; two motor vehicles (Lexus 400) for himself and his spouse, or at Mr. Bawarsky's option the financial equivalent. QLab is to pay for the insurance and all maintenance on the motor vehicles. As part of the acquisition agreement, the Registrant has approved and guaranteed the employment agreement, and has agreed to give Mr. Bawarsky the option to take a maximum of $50,000 of his gross annual compensation in the form of common stock of the Registrant, on a pro rata quarterly basis. The shares will valued at the bid price of the Registrant's common stock at the end of the quarter.

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

7.   Financial Statements and Exhibits.

         c. Exhibit 2.3: Acquisition Agreement between QuikBIZ Internet Group, Inc. and QuikLAB Multimedia Centers, Inc., dated June 25, 1998.

                  Exhibit 10.5: Employment Agreement between QuikLAB Multimedia Centers, Inc. and David Bawarsky, dated June 16, 1998.




         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                  QUIKBIZ INTERNET GROUP, INC.
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                                                          REGISTRANT



Dated:  July 23, 1998                             /s/Andrew Smith
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                                                  ANDREW SMITH, President



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